Consent of
        Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class R, Class Y, and Class Z Shares' Prospectuses of Pioneer Strategic Income Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y, and Class Z Shares' Statement of Additional Information of Pioneer Strategic Income Fund; and to the incorporation by reference of our report, dated November 23, 2009, on the financial statements and financial highlights of Pioneer Strategic Income Fund in the Annual Report to the Shareowners for the year ended September 30, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A, No. 333-71813).

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 25, 2010